Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund 2

811-10349


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

<c> Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                1,983,699
                       709
   Against
                   151,609
                         16
   Abstain
                     52,585
                          -
   Broker Non-Votes
                   557,918
                          -
      Total
                2,745,811
                       725



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,999,267
                       716
   Against
                   134,928
                           9
   Abstain
                     53,698
                          -
   Broker Non-Votes
                   557,918
                          -
      Total
                2,745,811
                       725



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052363.